Exhibit 10.38(l-5)

FOURTH AMENDMENT TO AMD SAXONIA

WAFER PURCHASE AGREEMENT

THIS FOURTH AMENDMENT to AMD Saxonia Wafer Purchase Agreement (this “Fourth Amendment”), dated as of 24 February 2004, is made between AMD SAXONY HOLDING GMBH, Dresden, registered in the Commercial Register of the Dresden County Court, HRB 13931 (“AMD Holding”), and AMD SAXONY LIMITED LIABILITY COMPANY & CO. KG, Dresden, registered in the Commercial Register of the Dresden County Court HRA 4896, (“AMD Saxonia”).

RECITALS

WHEREAS, AMD Saxonia is an indirect wholly-owned Subsidiary (such and other capitalized terms having the meanings assigned to them in the AMD Saxonia Wafer Purchase Agreement (as defined below)) of Advanced Micro Devices, Inc., a corporation organized and existing under the laws of the State of Delaware, United States of America (“AMD Inc.”);

WHEREAS, AMD Inc., AMD Holding and AMD Saxonia are involved in a project pursuant to which AMD Saxonia has constructed, and owns and operates inter alia the Plant located in Dresden, Germany, to manufacture Wafers using high-volume semiconductor wafer fabrication processes;

WHEREAS, AMD Inc. and AMD Holding are party to the AMD Holding Wafer Purchase Agreement dated as of 11 March 1997, as amended by the First Amendment to the AMD Holding Wafer Purchase Agreement dated as of 20 February 2001 (as amended, supplemented or otherwise modified from time to time, the “AMD Holding Wafer Purchase Agreement”), pursuant to which, among other things, AMD Inc. has agreed to purchase from AMD Holding, and AMD Holding has agreed to supply on an exclusive basis to AMD Inc., all Wafers as are ordered from time to time by AMD Inc. from AMD Holding, in each case on the terms and conditions of the AMD Holding Wafer Purchase Agreement;

WHEREAS, AMD Holding and AMD Saxonia are party to that certain AMD Saxonia Wafer Purchase Agreement dated as of 11 March 1997, as amended by the First Amendment to AMD Saxonia Wafer Purchase Agreement dated as of 8 February 1998, the Second Amendment to AMD Saxonia Wafer Purchase Agreement, by and between AMD Holding and AMD Saxonia, dated as of 20 February 2001 and the Third Amendment to AMD Saxonia Wafer Purchase Agreement dated as of 3 June 2002 (as amended, supplemented or otherwise modified from time to time, the “AMD Saxonia Wafer Purchase Agreement”), pursuant to which AMD Holding has the exclusive right to purchase Wafers from AMD Saxonia in order to enable AMD Holding to fulfill its obligations under the AMD Holding Wafer Purchase Agreement, and AMD Saxonia has agreed on such exclusive basis, to manufacture and sell Wafers to AMD Holding;

WHEREAS, the parties now desire to amend the AMD Saxonia Wafer Purchase Agreement to revise the definition of “Total Costs” set forth therein, all on the terms and conditions more particularly set forth in this Fourth Amendment; and

WHEREAS, contemporaneously with the execution and delivery of this Fourth Amendment, AMD Saxonia, Dresdner Bank AG, the other Banks and Financial Institutions named therein, Dresdner Bank Luxembourg S.A. as Agent and Paying Agent and Dresdner Bank AG, as Security Agent, are entering into Amendment No. 6 to the Syndicated Loan Agreement dated 11 March 1997, as amended from time to time (“Amendment No. 6”), and it is a condition to the effectiveness of said Amendment No. 6 (the date on which said Amendment No. 6 becomes effective being referred to herein as the “Amendment No. 6 Effective Date”) that a copy of this Fourth Amendment shall be delivered to the Agent;

NOW, THEREFORE, in consideration of the mutual agreements contained herein, intending to be legally bound hereby, the parties hereto agree as follows:

ARTICLE I

Amendments

Section 1.1 With effect from the Amendment No. 6 Effective Date, the AMD Saxonia Wafer Purchase Agreement is hereby amended by deleting the entirety of Section 1.01(65)(i), pertaining to Total Costs, and replacing said Section 1.01(65)(i) with the following:

“(i)	Total Costs for each Month shall be (i) decreased for that Month by the amount by which the work-in-progress and finished products inventory at the end of that Month exceeds the amount of the work-in-progress and finished products inventory at the end of the immediately preceding Month, and (ii) increased for that Month by the amount by which the work-in-progress and finished products inventory at the end of that Month is less than the amount of the work-in-progress and finished products inventory at the end of the immediately preceding Month;”

ARTICLE II

Representations and Warranties

Section 2.1 Each of AMD Holding and AMD Saxonia, severally and for itself alone, hereby represents and warrants, as of the date hereof and as of the Amendment No. 6 Effective Date, to the other as follows:

(a) Organization; Corporate Power. It is duly incorporated and validly existing under the laws of the jurisdiction of its organization, and has all necessary power and authority to execute and deliver this Fourth Amendment and, following the Amendment No. 6 Effective Date, to consummate the transactions contemplated by the AMD Saxonia Wafer Purchase Agreement as amended by this Fourth Amendment;

(b) Corporate Authority; No Conflict. The execution and delivery by it of this Fourth Amendment, and the performance by it following the Amendment No. 6 Effective Date of its obligations under the AMD Saxonia Wafer Purchase Agreement, as amended by this Fourth Amendment, have been duly authorized by all necessary corporate action (including any necessary shareholder action) on its part, and do not and will not (i) violate any provision of any law, rule, regulation, order, writ, judgment, injunction, decree, determination, or award presently in effect having applicability to it, or of its charter or by-laws; or (ii) result in a breach of, result in a mandatory prepayment or acceleration of indebtedness evidenced by or secured by, or constitute a default under, any indenture or loan or credit agreement, or any other agreement or instrument to which it is a party or by which it or its properties may be bound, or require the creation or imposition of any encumbrance of any nature upon or with respect to any of the properties now owned or hereafter acquired by it; and

(c) Valid and Binding Obligations. Following the Amendment No. 6 Effective Date, the AMD Saxonia Wafer Purchase Agreement, as amended by this Fourth Amendment, constitutes its legal, valid, and binding obligation, enforceable against it in accordance with its terms; subject, however, to applicable bankruptcy, insolvency, reorganization, moratorium, or similar laws affecting creditors’ rights generally and, as to enforceability, by general equitable principles.

ARTICLE III

Miscellaneous

Section 3.1 Miscellaneous.

(a) This Fourth Amendment is limited as specified and, except as specifically set forth herein, shall not constitute a modification, amendment, or waiver of any other provision of the AMD Saxonia Wafer Purchase Agreement or any provisions of any other Operative Document. Except as specifically amended by this Fourth Amendment, the AMD Saxonia Wafer Purchase Agreement shall remain in full force and effect and is hereby ratified and confirmed.

(b) This Fourth Amendment shall be an Operative Document under and for purposes of the Sponsors’ Support Agreement dated 11 March 1997, as amended by the First Amendment to Sponsors’ Support Agreement dated 6 February 1998, the Second Amendment to Sponsors’ Support Agreement dated 29 June 1999, the Third Amendment to Sponsors’ Support Agreement dated 20 February 2001, the Accession Agreement and Fourth Amendment to Sponsors’ Support Agreement dated as of 3 June 2002 and the Fifth Amendment to Sponsors’ Support Agreement dated as of 20 December 2002 (as amended, the “Sponsors’ Support Agreement”).

(c) This Fourth Amendment is in the English language, which language shall be controlling in all respects.

(d) This Fourth Amendment may be executed in any number of counterparts and by different parties on separate counterparts which when taken together shall constitute one agreement.

(e) Sections 7.07, 7.08, 7.09, and 7.10 of the AMD Saxonia Wafer Purchase Agreement shall apply, mutatis mutandis, to this Amendment, as if set out herein in full.

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IN WITNESS OF THE FOREGOING, AMD Holding and AMD Saxonia have caused this Fourth Amendment to be executed by their authorized representatives as of the date first written above.

AMD SAXONY HOLDING GMBH

By:	/s/ Hans-Raimund Deppe

Dr. Hans-Raimund Deppe Its: Managing Director (Geschäftsführer)

AMD SAXONY LIMITED LIABILITY COMPANY & CO. KG, represented by its General Partner AMD SAXONY LLC

By:	/s/ Hans-Raimund Deppe

Name: Dr. Hans-Raimund Deppe Its: Manager